LEASE AMENDMENT, SETTLEMENT AGREEMENT AND MUTUAL RELEASE
            --------------------------------------------------------

     1. PARTIES: This Lease Amendment, Settlement Agreement and Mutual Release (hereinafter, the "Agreement") is made and entered into this 26th day of October, 2000 (hereinafter, the "Effective Date"), by and between ISCO-IRVINE NORTH, LTD., a California limited partnership ("ISCO"), and ROBERT COHEN (collectively, ISCO and Cohen are referred to hereinafter as "Plaintiff" or "Lessor"), and GISH BIOMEDICAL, INC., a California corporation ("Defendant" or "Lessee").

     2. RECITALS: This Agreement is made with reference to the following facts:

        a) Certain disputes and controversies have arisen between the parties hereto.

        b) Such disputes and controversies include, but are not limited to, the claims, demands, and cause or causes of action set forth by the parties and/or related persons and entities hereto in that certain action filed in the Orange County Superior Court entitled ISCO-Irvine North, Ltd., et al., v. Gish Biomedical, Inc., et al. (hereinafter, the "Unlawful Detainer Action"), bearing Case No. 00CC06504.

     3. SETTLEMENT TERMS: The parties each desire and intend to fully, finally and forever resolve all past and present disputes among them arising out of or relating to the Unlawful Detainer Action. In consideration of the terms, covenants, promises, representations and conditions contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties hereby acknowledge, the parties hereto, and each of them, hereby represent, warrant and covenant and agree as follows:

        a) Amendment of Lease.Concurrently with the execution of this Agreement, that certain lease dated as of July 8, 1992, as amended, by and between ISCO as Lessor and Defendant as Lessee, a true copy of which is attached as Exhibit A to this Agreement (hereinafter the "Lease") for the property located at 2681 Kelvin Avenue, Irvine, California (hereinafter the "Premises" or "Leased Premises") shall be deemed amended as follows, which amendments (and the other provisions of this Agreement and the Exhibits hereto) shall control over anything inconsistent in the Lease. Lessee shall continue to timely pay and timely perform all of its obligations under the Lease (as amended hereby). Except as otherwise provided herein, the provisions of the Lease shall otherwise continue to apply and remain in full force and effect.

           (i) New Tenant. Lessee acknowledges that Lessor shall have the right, but not the obligation, to (and that Lessor has or may hereafter) enter into a separate lease of the Premises with SBC SERVICES, INC. a Delaware corporation ("SBC") and/or such other persons or entities as Lessor may determine (singly and/or collectively, SBC and/or such other persons or entities are referred to hereafter as "New Tenant") on such terms as Lessor shall determine in Lessor's sole and absolute discretion, whereby New Tenant and/or New Tenant's affiliates, subtenants, employees, agents, contractors, customers, invitees, and others will be entitled to the use and occupancy of the Premises (on a phased-in basis, with New Tenant and/or Lessor taking back or taking over the portions of the Premises to be surrendered by Lessee in accordance with the scheduled phased surrender indicated below). Lessee shall at all times cooperate with and shall not directly or indirectly interfere or permit others to interfere with New Tenant in connection with New Tenant's ownership, taking over, constructing, demolishing, improving, modifying, using, occupying and operating the Premises and/or any personal property, fixtures, installations, utilities, or improvements made or to be made thereat and that Lessor shall have no obligation, responsibility or liability to Lessee or any of Lessee's past, current and future agents, representatives, principals, officers, directors, employees, attorneys, tenants, customers, invitees, subtenants, contractors or direct and indirect subsidiaries, owners, lenders and affiliates (hereinafter, "Related Persons") in connection with any claims, demands, damages, loss, cost, liability, expense or disputes which may arise as a result of any actions or omissions of Lessee, New Tenant or any of their respective Related Persons relating to the use, occupancy, construction, demolition, modification, improvement, ownership or operation by any of them of the Premises or of any personal property, fixtures, installations, utilities or improvements made or to be made thereat. Further, Lessee for itself and on behalf of its Related Persons agrees to fully indemnify, defend and hold harmless Lessor and Lessor's Related Persons (other than New Tenant and its subtenants) from all claims, demands, damages, loss, cost, liability, expense (including, without limitation, the value of lost or reduced profits, revenues and rents, penalties for non-delivery of leased space and/or loss of the value of any New Tenant lease which may occur as a result of any lease termination resulting from a breach, Breach, default or Default of the Lease or this Agreement by Lessee, whether resulting from late surrender of space or otherwise) and disputes (collectively, "Losses/Liabilities") which may exist or arise as a result of any breach, Breach, default, Default or misrepresentation or any other failure to fully and timely pay or perform by Lessee under the Lease (as amended hereby) or this Agreement on or after the date hereof and/or as a result of any claim or demand by any person or entity who occupied or occupies the Premises under any sublease from Lessee or otherwise with Lessee's permission during the Term of the Lease (other than Lessor, St. John Knits, Respiratory Support Products Inc., Sims Portex, Inc. and New Tenant). Without limitation of the foregoing, in no event shall any actions or omissions of any New Tenant or any Related Person to a New Tenant of any kind, method, manner, character, timing or nature whatsoever (whether or not such activities constitute any breach or default by New Tenant of New Tenant's lease or any other obligation it may have to any person or entities whatsoever) constitute or result in any excuse, condition, delay or defense to/of Lessee's full and timely payment and performance of all provisions of the Lease (as amended hereby) and this Agreement in strict accordance with their terms, including, without limitation, the timely surrender and vacation of the Premises by Lessee as specified herein; and Lessee hereby represents, warrants, covenants and agrees for itself and on behalf of its Related Persons that in no event shall Lessee or any Related Person to Lessee sue or otherwise attempt to hold Lessor or any Related Person to Lessor (other than New Tenant and its subtenants) directly or indirectly responsible or liable for any Losses/Liabilities incurred by Lessee or any Related Person to Lessee as a result of any such actions or omissions of any New Tenant or any Related Person to a New Tenant ("New Tenant's Activities"). Further, Lessee agrees to fully indemnify, defend and hold harmless Lessor and Lessor's Related Persons (other than New Tenant and its subtentants) on demand from and against claims, by Lessee or Lessee's Related Persons against Lessor and/or Lessor's Related Persons arising from New Tenant's Activities. In particular, without limitation, Lessee acknowledges that New Tenant may make tenant improvements at the Premises as described on Exhibit B. However, the described tenant improvements shall not constitute any limitation on other activities or improvements by New Tenant which may occur. Nothing in this Agreement, the Lease or elsewhere shall be interpreted to permit Lessee to assign or sublet (or to permit Lessee to allow or permit any licensees, subtenants, assignees, co-occupants or others to acquire, sublease, occupy or use) the Lease or the Premises in whole or part (or to permit the continuation of any of same) and Lessee hereby covenants, agrees, represents and warrants that no subtenants, licensees, occupants or assignees or others with any right to use or occupy any part of the Lease or the Premises exist or shall hereafter exist and any rights whatsoever which might have otherwise existed to engage in or permit any of the same are hereby irrevocably waived and released by Lessee.

           (ii) Term. The Term of the Lease shall end January 10, 2001 and there shall be no options to extend or renew the Lease.

           (iii) Phased-Surrender of Premises. Lessee shall (and shall cause any and all other persons and entities other than Lessor or New Tenant to) timely surrender and vacate and remove all personal property from the Premises in "as-is" broom-clean condition (and in particular, if Lessee so timely surrenders and vacates the Premises, Lessee shall be permitted to surrender the Premises "as-is" in broom clean condition and shall not be required to paint the building, demolish its clean rooms or replace the roof or parking lot or remove or replace any Trade Fixtures, Utility Installations or Lessee Owned Alterations pursuant to Section 7.4 of the Lease) in phases as follows (including interior areas of the building, exterior land areas, mezzanine area and parking areas):

       Phase                              Building Sq. Ft.       Surrender Date
       -----                              ----------------       --------------


        I (in its entirety)                   + 35,700         One business day after
                                              -                execution hereof

        II (in its entirety)                  +  6,889         October 31, 2000
                                              -
        III (in its entirety)                 + 86,300         January 10, 2001
                                              -
        IV (in its entirety)                  +  8,111         January 10, 2001
                                              -
        V (in its entirety)                   + 13,000         January 10, 2001

                                              -

The particular space constituting each of the foregoing phases and certain provisions for the modification, methodology of use and surrender thereof are described and diagrammed on Exhibit C hereto. Lessee agrees to abide by and comply with Exhibit C. Notwithstanding anything to the contrary herein, in the Lease or elsewhere, (i) Lessee shall have no right at any time to use or occupy the roof or any portion thereof (and Lessee shall not interfere with Lessor's or New Tenant's use or occupancy thereof) and (ii) without limitation of the foregoing phased surrender schedule, Lessee agrees that any part of the Premises which has not been surrendered and vacated prior to January 10, 2001 as and in the condition required hereby shall be so surrendered and vacated on that date by Lessee and all other persons and entities in Lessee's portions of the Premises.

           (iv) Rent. Base Rent shall be reduced pro rata (commensurate with the reduction of the estimated building square footage as indicated in Section

3.a)(iii) above as of each applicable surrender date) if and as actually surrendered in accordance with this Agreement. No other charges, expenses, pass-throughs, taxes., etc., shall be reduced except to the extent that such items (including electricity) are properly attributable to phases which have been surrendered and vacated by Lessee for periods following such surrender and vacation (e.g., once a phase has been surrendered and vacated in accordance herewith, property taxes, landscaping and exterior maintenance measured on a pro rata square footage basis shall no longer be charged to Lessee to the extent attributable to periods after such surrender and vacation and Lessor will not charge Lessee for electricity which is determined to have been actually used by New Tenant).

           (v) Security Deposit. There will be no refund of the Security Deposit to Lessee.

        b) Payment to Lessee. Subject to Lessor's right to reduce or offset any ofthe following payment(s) to Lessee (which reduction and offset right is hereby expressly acknowledged by Lessee and reserved by Lessor) to appropriately take into account any Losses/Liabilities suffered or incurred by Lessor, in the event that Lessee does not fully and timely perform and comply in all respects and particulars (or if a representation or warranty of Lessee is incorrect or if a breach, Breach, default, Default or any other failure to fully and timely pay or perform by Lessee occurs, exists or arises (or any event or condition occurs, exists or arises which with notice, passage of time, action, election, or otherwise would constitute any breach, Breach, default or Default or any other failure to fully and timely pay or perform by Lessee)) with respect to the Lease (as hereby amended) and/or this Agreement:

           (i) After Lessee actually surrenders and vacates the following respective phases of the Premises in accordance with this Agreement, Lessor shall make payments in the following respective amounts:

                (1) Two Hundred Thousand Dollars ($200,000) after surrender of' Phase I in its entirety (but such payment shall not be due earlier than September 30, 2000);

                (2) Two Hundred Thousand Dollars ($200,000) after surrender of Phase II in its entirety (but such payment shall not be due earlier than October 31, 2000); and

                (3) One Million One Hundred Fifty Thousand Dollars ($1,150,000) after surrender of the entire Premises (but such payment shall not be due earlier than January 10, 2001).

           (ii) Lessor shall have the right to reasonably verify, by physical inspection and otherwise, that such surrender is actually proceeding as specified (including the right to conduct a reasonable walk-through inspection guided by a knowledgeable representative of Lessee of both the space to be surrendered hereunder and Lessee's replacement space under its new lease). Provided Lessee so delivers and complies with Section 3.a)(iii) above for each of Phases I and II in accordance herewith, the respective payments under (1) and
(2) immediately above shall be due and payable by wire transfer within one business day after the actual timely surrender and vacation of the entire relevant phase in each case (but not earlier than the date provided for such surrender in this Agreement for the surrender of such phases). Provided Lessee so delivers and complies with Section 3.a)(iii) for each of Phases III, IV and V in accordance herewith (not later than five (5) days after the surrender date therefor), payment under (3) immediately above shall be due and payable at Lessor's election either (i) through an escrow to be conducted at a title company, bank or similar commercial escrow holder's escrow department, or (ii) by a bank letter of credit. To provide for payment under (3) immediately above, on or before January 14, 2001, Lessor shall either (i) deliver the said letter of credit (if applicable) to Lessee or (ii) deposit into the said escrow (if applicable) the funds required under (3) immediately above. Whether the escrow or the letter of credit is used, in either case the payment to Lessee shall only be required to be made within one business day after delivery of a notarized certificate executed by Lessee and New Tenant certifying that full surrender and vacation of each of Phases III, IV and V has occurred in their entirety on or before January 15, 2001(i.e., within five (5) days after the surrender date therefor). This paragraph (ii) shall not override any offset or reduction rights of Lessor which may be applicable under this Agreement. Further, this paragraph
(ii) shall not apply in the event that the surrender or vacation of any Phase is not fully and timely made (or in the case of Phases III, IV and V so certified to have been so made on or before January 15, 2001) in accordance with this Agreement or in the event that stipulated judgment for possession is obtained by Lessor pursuant to this Agreement.

           (iii) The aforementioned payments shall constitute a return and reimbursement of a portion of the rents previously paid by Lessee under the Lease which is being paid in full satisfaction of any and all claims of damage resulting from any of Lessor's and/or its Related Persons' actions or omissions.

           (iv) In addition to any and all other rights and remedies as may ever be available to Lessor, SBC and/or others, whether under this Agreement, the Lease,applicable law, principles of equity or otherwise, and notwithstanding anything to the contrary herein or elsewhere,if Lessee does not fully and timely surrender and vacate and cause the surrender and vacation of the Premises as required hereby strictly in accordance with the terms hereof, time being of the essence in this regard, the aggregate amount of the aforementioned payments shall be reduced by an aggregate amount equal to the sum of any Per Diem Reductions (as described below) for each day (or portion thereof) that any portion of any Phase of the Premises is surrendered or vacated later than 5 p.m. on the fifth (5th) day after the applicable surrender date (or, in the case of Phase I and Phase II only, on the fifteenth (15th) day after the applicable surrender date)for that Phase. The "Per Diem Reductions" shall be Eight Thousand Nine Hundred Twenty-five Dollars ($8,925) per day for Phase I, One Thousand
Seven Hundred Twenty-two Dollars ($1,722) per day for Phase II; Twenty-one Thousand Five Hundred Seventy-five Dollars ($21,575) per day for Phase III; Two Thousand Twenty-eight Dollars ($2,028) per day for Phase IV; and Three Thousand Two Hundred Fifty Dollars ($3,250) per day for Phase V. Any reductions resulting under this sub-paragraph shall be applied to the first payments next coming due under subparagraph(s) (1), (2) and (3) above, and if at any time said reductions exceeds the aggregate amounts remaining unpaid (after taking into account any offsets permitted under this Agreement) under said subparagraphs (1), (2) and/or
(3) above, then the amount of said excess shall be immediately due and payable by Lessee as additional Base Rent under the Lease. Without limitation of Lessor's other rights and remedies, the aforementioned reductions and/or excess payments shall be in addition to any other Base Rent and/or other rents, charges, expenses, pass-throughs, late charges, taxes, interest and other amounts which may be applicable as a result of any late surrender of the Premises under the Lease.

        c) Lessee's New Lease. Lessee concurrently herewith is delivering to Lessor an unexecuted copy of a new lease by Lessee and a third party landlord for separate space (consisting of at least 50,000 rentable square feet) other than the Premises to which Lessee will relocate its business, including, without limitation, provisions for the delivery of the new space and timely construction of improvements needed for Lessee to move in and conduct its business at the new premises on or before January 10, 2001. Lessee's prompt entry into said new lease is a material inducement to Lessor's agreeing to make the payments to Lessee provided for herein. Lessee shall deliver to Lessor a copy of said new lease fully executed by Lessee and the new landlord within three (3) business days after the execution of this Agreement. Notwithstanding Section 3.b) above, no payment of any amounts in Section 3.b) shall be due prior to actual delivery of a copy of the fully executed new lease as just mentioned. Further, notwithstanding Section 3.b) above: (i) if the fully executed copy of the new lease is not delivered within ten (10) days after execution of this Agreement, no payment under Section 3.b)(i)(1) shall ever be made or required; and (ii) in addition, if the fully executed copy of the new lease is not delivered by November 10, 2000, no payment under Section 3.b)(i)(2) shall ever be made or required; and (iii) in addition, if the fully executed copy of the new lease is not delivered by January 10, 2001, then no payment under Section 3.b)(i)(3) shall ever be made or required.

        d) Stipulated Judgment and Notice of Settlement. Concurrently herewith, Lessee and its counsel shall execute and deliver a stipulation for entry of judgment (which shall constitute a part of this Agreement for all purposes), with an order pursuant thereto awarding immediate possession to Lessor, to be issuable immediately upon Lessor's ex parte application and declaration so as to allow Lessor to immediately physically evict Lessee and any other persons or entities in possession (other than New Tenant) from the entire Premises, all in form attached as Exhibit E. Lessor agrees not to file the Stipulation/Order with the Court unless and until a "Trigger Event" as described therein occurs (at or after which time Lessor may file the Stipulation/Order with the Court unilaterally at any time in its sole and absolute discretion). Concurrently herewith, Lessee and its counsel shall also execute and deliver a Joint Notice of Settlement in form attached as Exhibit F, which Lessor shall cause to be promptly counter-executed and filed with the Court.

        e) Tenant Estoppels. On or within one business day before January 10, 2001 (or such later date as Lessee actually fully surrenders and vacates the Premises), inclusive, Lessee shall cause to be executed and delivered to Lessor an estoppel certificate in the form attached as Exhibit D certifying as of the date so delivered that no Breach, Default , misrepresentations, breach, or default by Lessee (or to Lessee's knowledge after due inquiry, by Lessor) exists under the Lease or this Agreement (or alternatively, if any of the same do exist, the certificate shall specify the same).

        f) No Limitation of Remedies. Lessor and Lessee each shall have all rights and remedies for any Breach, breach, Default or default under the Lease (as amended hereby) and/or this Agreement (including, without limitation, any other rights to collect or to increase rents, costs, interest, taxes, late charges, inducement recapture, attorneys fees and/or other sums, any rights to evict Lessee and/or any rights to reduce or offset payments to Lessee) which may be provided by the Lease, applicable law, principles of equity, agreement or otherwise and in particular, without limitation, the provisions herein acknowledging offset rights and/or providing for a stipulated judgment or other specified rights or remedies shall not be construed as any limitation on Lessor's or Lessee's other rights or remedies in such circumstances (except the limitations on Lessee's rights to oppose as specified in the Stipulation/Order).

     It is acknowledged that the fact that Lessee may actually be evicted pursuant to the above-referenced stipulated judgment shall not in and of itself result in a forfeiture of any claim for payment of the amounts in Section 3.b) above nor of any other claim which may exist in Lessee's favor against Lessor (or in Lessor's favor against Lessee); provided, however, any claims by or amounts owed to Lessee shall still be subject to any applicable Lessor's reduction and/or offset rights, Per Diem Reductions, damages and costs, along with a further reduction and/or offset of any such claims or payments to Lessee in order to give credit to Lessor for all Rents or other amounts foregone by Lessor or unpaid by Lessee as a result of early termination of the Lease, the said eviction or otherwise (including, without limitation, dollar for dollar credit to Lessor for Rents for all phases that would have been due if Lessee had remained in possession in compliance herewith in accordance with the phased surrender schedule herein). Further, any such claims by Lessee shall and must be asserted and determined separately from any hearing on any ex parte application by Lessor pursuant to the stipulation for entry of judgment herein and the fact that any such claims by Lessee may exist or the fact that any payments may be owed or alleged to be owed to Lessee shall in no event constitute any excuse for late surrender of space or late payment of Rents, nor constitute any defense to any ex parte application by Lessor under the stipulation for entry of judgment herein.

     4. DISMISSAL OF THE UNLAWFUL DETAINER ACTION: Provided that Defendant fully complies with this Agreement, within ten (10) business days after the full and timely surrender and vacation of the entire Premises in accordance herewith occurs, Plaintiff shall cause to be executed and filed in the Unlawful Detainer Action, a form Request for Dismissal with prejudice of the entire Unlawful Detainer Action. As a condition precedent to Plaintiff's obligations in this Section, Defendant shall also cause to be dismissed with prejudice any and all counter-claims/cross-actions against Lessor and its Related Persons in form and content reasonably acceptable to Lessor. The parties shall each bear their own costs and attorneys' fees with respect to the Unlawful Detainer Action. The parties and their attorneys shall, in all respects, cooperate to effectuate the dismissal of the Unlawful Detainer Action, as needed, including taking off calendar any and all pending motions.

     5. MUTUAL GENERAL RELEASE:

        a) Subject to Section 5.d) below, Defendant, for itself and on behalf of its past, present and future direct and indirect owners, agents, representatives, principals, officers, directors, employees and attorneys (collectively, with Defendant, "Defendant Entities") does hereby release and forever discharge Plaintiff Entities (as defined below) from any and all claims, demands, causes of action and liabilities of any kind or description, whether in law or in equity, in tort or in contract, or otherwise, and whether fixed, contingent, inchoate, or otherwise, which any of them have, had, may have or may have had, if known, suspected, claimed or alleged, in whole or in part, on or before the Effective Date of this Agreement heretofore or hereafter arising out of, connected with, incidental to or in any way related to either the Leased Premises or the Unlawful Detainer Action and including any claims that any of the parties hereto could have or should have asserted in said actions or similar actions and including any claims for interference with contract, interference with prospective business advantage, abuse of process, malicious prosecution and similar claims related to said actions (hereinafter, collectively the "Claims"). Any and all such Claims, of whatever kind, are hereby finally and forever compromised, settled, and/or discharged.

        b) Subject to Section 5.d) below, Plaintiff, for itself and on behalf of its past, present and future direct and indirect owners, agents, representatives, principals, officers, directors, employees and attorneys (hereinafter "Plaintiff Entities"), does hereby release and forever discharge Defendant Entities (as defined above) from any and all claims, demands, causes of action and liabilities of any kind or description, whether in law or in equity, in tort or in contract, or otherwise, whether fixed, contingent, inchoate, or otherwise, which any of them have, had, may have, or may have had, if known, suspected, claimed or alleged, in whole or in part, on or before the Effective Date of this Agreement heretofore or hereafter arising out of, connected with, incidental to or in any way related to either the Leased Premises or the Unlawful Detainer Action, including any claims that any of the parties hereto could have or should have asserted in said actions or similar actions and including any claims for interference with contract, interference with prospective business advantage, abuse of process, malicious prosecution and similar claims related to said actions (hereinafter, collectively the "Claims"). Any and all such Claims, of whatever kind, are hereby finally and forever compromised, settled, and/or discharged.

        c) Each party to this Agreement specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Each party,  having  been so apprised as to the nature and legal  effect of
Section 1542 of the California Civil code, does elect to waive the provision of that Section and the provision of all comparable, equivalent, or similar statutes and principles of common law of California, or any other state or county or subdivision thereof. Each party acknowledges and agrees that this Agreement will be delivered in the State of California, and that this waiver is an essential, integral, and material term of this Agreement, without which the consideration recited and stated herein would not have been made and delivered to one by or on behalf of the other.

       d) Further, notwithstanding anything to the contrary herein or elsewhere,
(i) any Breach, breach, Default, default, misrepresentation or other failure to fully and timely perform (or any condition or event occurs or exists which with notice, passage of time, action, election or otherwise would constitute any such Breach, breach, Default, default or other failure to fully and timely perform) by Lessee or Lessor under the Lease or this Agreement and (ii) any Claims against the parties by governmental agencies for environmental clean-up under applicable hazardous materials laws, which (in the case of any of (i) or (ii)) are not actually known by Lessor on or before the Effective Date of this Agreement, and (iii) any obligations under the Lease (as amended hereby) or this Agreement relating to periods after the Effective Date are (in the case of (i), (i) and (iii)) all explicitly excluded from and shall not be deemed covered by the releases hereinabove.

        e) The provisions of this Agreement shall not amend, modify, supplement, extend, delay, renew, terminate, waive, release or otherwise limit or prejudice Plaintiff's and Defendant's rights under the Lease, except as specifically set forth herein, and the Lease and its terms and provisions shall otherwise remain in full force and effect.

       f) Plaintiff and Defendant warrant that no other person or entity has any interest in the Claims set forth herein, and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any of the Claims covered by Plaintiff's and Defendant's release.

     6. REPRESENTATIONS AND WARRANTIES: Each of the parties to this Agreement represents and warrants to, and agrees with, each other party hereto, as follows:

        a) Consents. Plaintiff and Defendant have obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation.

        b) Due Authorization, Execution and Organization. This Agreement and all agreements, instruments and documents herein provided to be executed by Plaintiff and/or Defendant will be duly authorized, executed and delivered by and are and will be binding upon Plaintiff and the Defendant. Plaintiff and Defendant have the capacity and authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Plaintiff and Defendant to carry out the terms hereof.

       c) Advice of Counsel. Plaintiff and Defendant have had the opportunity to be fully advised by counsel as to the full contents, meaning and significance of this Agreement, and understand its terms and conditions. They understand that this is a full and final compromise, release and settlement of all claims as stated.

        d) Successors and Assigns. The terms, releases, covenants, promises, conditions and representations contained in this Agreement shall inure to and be binding upon the successors and assigns of Plaintiff and Defendant, and each of them; provided, however, Defendant shall have no right to assign or delegate the Lease, this Agreement or any of its rights or obligations under any of the same (nor may Lessor limit or avoid its obligations under this Agreement by assigning or delegating the Lease or this Agreement to others).

       e) Entire Agreement. Except as to the representations and warranties made in this Agreement, no party (nor any agent, employee, representative, or attorney of or for any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, and no party has relied upon any statement, representation or promise of any other party (or any agent, employee, representative, or attorney of or for any party) in executing this Agreement or in making the settlement provided for herein.

        f) Severability. If any provision of this Agreement shall be held prohibited by or invalidated under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or rendering ineffective the remainder of such provision, or any other provision of this Agreement.

       g) No Admission. This Agreement is entered into solely for the purpose of compromise, and may not be construed as an admission of liability or responsibility on the part of the parties to this dispute, at any time for any purpose whatsoever.

        h) Construction of the Agreement. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

        i) Attorneys' Fees. If there be any suit, arbitration, legal proceeding or other actions brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in such proceeding or action, in addition to any other relief to which it may be entitled or which may be granted to it by the court or other judicial or quasi-judicial body.

        j) Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

        k) Execution in Counterparts. This Agreement may be executed in counterparts, by fax or otherwise, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties.

       l) Modification and Waiver. This Agreement can only be modified or waived by a written agreement executed by all the parties hereto. No breach of any provision herein can be waived except in writing, and waiver of any one breach shall not be deemed to constitute a waiver of any other breach of the same or other provisions hereto.

        m) Reporting/Enforcement. To the extent that this Agreement or the provisions or effects of this Agreement are required to be disclosed or reported to comply with applicable law or orders, including for tax reporting purposes, such disclosure is hereby expressly permitted by each of the parties and such reporting shall be fully consistent with the amounts, treatments and characterization of the same by the terms hereof.

        n) Authority to Sign/Perform. Each party hereto represents and warrants that its attorneys are authorized and directed to perform the acts necessary to effect this settlement. Any person signing this Agreement on behalf of any entity represents and warrants that he or she is authorized by that entity to sign this Agreement on its behalf.

        o) Fees/Costs. Each party hereto agrees that it will not seek to recover any costs of suit, attorneys' fees, or other expenses incurred with respect to the Unlawful Detainer Action from any other party hereto; provided, however, this shall not preclude recovery of costs of suit, attorneys' fees or other expenses incurred under Section 6.i) above and/or in the event that Lessor seeks entry of judgment pursuant to the stipulation for entry of judgment attached to this Agreement.

                                   Plaintiff:

DATED:  October 26, 2000             ISCO-IRVINE NORTH, LTD., a California
                                     Limited Partnership

                                     By: /s/ Robert Cohen

                                         ----------------------------------
                                     Name: Robert Cohen

                                           --------------------------------
                                     Its: General Partner

                                          ---------------------------------



DATED:  October 26, 2000             /s/ Robert Cohen
                                     --------------------------------------
                                     ROBERT COHEN



                                   Defendant:

DATED:  October 26, 2000             GISH BIOMEDICAL, INC., a California
                                   Corporation

                                     By: /s/ Kelly D. Scott
                                         ----------------------------------
                                     Name: Kelly D. Scott
                                           --------------------------------
                                     Its: President and Chief Executive Officer

                                          -------------------------------------

                                    EXHIBIT A

                                      LEASE

   Copy of the lease dated as of July 8, 1992, as amended by and between ISCO and the Company. See Exhibit 10.11 to the Company's Report on Form 10-KSB for

                         the year ended June 30, 1993.

                                    EXHIBIT B

                             PLANNED NEW TENANT WORK

     New Tenant's improvements may include all improvements for an internet data center, including, without limitation, the matters mentioned in Exhibit C hereto and the following: painting, parking lot repairs, landscaping upgrades, roof replacement, seismic upgrades, ADA upgrades, new entrance, electrical upgrades, modifications of existing office area, demolition of warehouse mezzanine, new floors and walls, drop ceilings, new cooling units, fire protection system, HVAC and air monitoring systems, generators, fuel storage tanks, telecommunications switching equipment and rooftop equipment, office finishes, screen walls and sound attenuators.

                                    EXHIBIT C

                        DESCRIPTION OF PHASES OF PREMISES

                                    EXHIBIT D

                               ESTOPPEL AGREEMENT

TO:      ISCO-Irvine North, Ltd. and Robert Cohen (collectively, "Lessor")

     For good consideration had and received, the undersigned, GISH BIOMEDICAL, INC., a California corporation ("Lessee") hereby represents, warrants, certifies and agrees that:

     1. Lessee is the lessee under that certain lease dated as of July 8, 1992, as amended, (hereinafter the "Lease") for the property located at 2681 Kelvin Avenue, Irvine, California (hereinafter the "Premises") referenced in that certain Lease Amendment, Settlement Agreement and Mutual Release between Lessor and Lessee dated October __, 2000 (the "Settlement Agreement"), which Lease (as amended by the Settlement Agreement) evidences the entire agreement and understanding with respect to Lessee's occupancy and use of the Premises.

     2. The term of the Lease will expire on January 10, 2001 and Lessee has no right to use or occupy the Premises after such date and Lessee has no options, rights of first refusal or other rights to extend the term of the Lease or to lease any part of the Premises. Lessee also has no right to purchase the Premises.

     3. No Breach, Default, misrepresentation, breach or default or failure to perform has occurred under the Lease or Settlement Agreement by Lessee (or to Lessee's knowledge after due inquiry, by Lessor) except as follows (if none, then specify "none" and initial; otherwise state the facts constituting the Breach, etc., in detail):

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     4. The person executing this Estoppel personally represents that he/she is authorized to execute this Estoppel on behalf of Lessee.

     5. The statements in this Estoppel may be relied upon by Lessor, its affiliates, and their successors and assigns, and any lender which now or hereafter holds a lien on the Premises, and any such lender's successors and assigns. Any capitalized terms used herein which are not expressly defined herein shall have the same meaning as used in the Lease and/or Settlement Agreement.

Dated this _____ day of January, 2001.

                                LESSEE

                                GISH BIOMEDICAL, INC., a California corporation


                                By:_________________________
                                Name:_______________________
                                Title:________________________

                                    EXHIBIT E

                        STIPULATION FOR ENTRY OF JUDGMENT

                                  AND JUDGMENT

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
PETER J. MORT (Bar No. 102480)
ANNE K. EDWARDS (Bar No. 110424)
JAMES M. GILBERT (BAR NO. 150406)
2029 Century Park East, Suite 2600
Los Angeles, California 90067
Telephone:        (310) 229-1000
Facsimile:        (310) 229-1001


Attorneys for Plaintiffs

ISCO-IRVINE NORTH, LTD., a California
limited partnership and ROBERT COHEN, an individual

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                            FOR THE COUNTY OF ORANGE

ISCO-IRVINE NORTH, LTD., a California Limited        )  Case No. 00CC06504
Partnership, and ROBERT COHEN, an individual,        )
                                                     )  STIPULATION FOR ENTRY OF
                                                     )  JUDGMENT
         Plaintiffs,                                 )
                                                     )
         vs.                                         )
GISH BIOMEDICAL, INC., a California Corporation;     )
CALIFORNIA MEDICAL LABORATORIES, INC., a California  )
corporation; SIMS PORTEX, INC., a Delaware           )
corporation; RESPIRATORY SUPPORT PRODUCTS, INC., a   )
California corporation; DAVENPORT INDUSTRIES; and    )
DOES 1 through 25, inclusive,                        )
                                                     )
         Defendants.                                 )
 .                                                    )
                                                     )
                                                     )
                                                     )
------------------------------------------------------

     1. PARTIES: This Stipulation for Entry of Judgment (hereinafter, the "Stipulation") is made and entered into by and between ISCO-IRVINE NORTH, LTD., a California limited liability partnership ("ISCO"), and ROBERT COHEN (collectively, ISCO and Cohen are referred to hereinafter as "Plaintiff" or "Lessor"), and GISH BIOMEDICAL, INC., a California corporation ("Defendant" or "Lessee").

     2. RECITALS: This Stipulation is made with reference to the following facts:

         a) Certain disputes and controversies have arisen between the parties hereto.

         b) Such disputes and controversies include, but are not limited to, the claims, demands, and cause or causes of action set forth by the parties and/or related persons and entities hereto in the within action filed in the Orange County Superior Court entitled ISCO Irvine North, Ltd., et al., v. Gish Biomedical, Inc., et al. (hereinafter, the "Unlawful Detainer Action"), bearing Case No. 00CC06504, and concerning the possession of the real property commonly known and located at 2681 Kelvin Avenue, Irvine, California 92714 ("Premises").

         c) In order to resolve the Unlawful Detainer Action, the Parties, upon advice of counsel, have entered into a Lease Amendment, Settlement Agreement and Mutual Release ("Settlement Agreement") relating to the Lease of the Premises described therein ("Lease"). In the event of any "Trigger Event" defined and described in paragraph "3" below, this Stipulation shall govern the rights and obligations of the Parties concerning the immediate possession of the Premises. In consideration of the terms, covenants, promises, representations and conditions contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties hereby acknowledge, the Parties hereto, and each of them, hereby represent and agree as follows:

     3. STIPULATION FOR ENTRY OF JUDGMENT: The Parties hereby incorporate by reference the Settlement Agreement as though fully set forth herein. In the event that any one or more of the following events occurs (collectively, "Trigger Events"): (A) Defendant fails or refuses to fully and timely surrender and vacate all or any portion of the Premises when and as required by Section 3
a)(iii) or 3 a)(iv) of the Settlement Agreement (any such failure or refusal is referred to as a "Late Surrender") or (B) Defendant fails or refuses to fully and timely pay all or any portion of the Base Rent and/or other Rent or charges when due under the Lease (any such failure or refusal is referred to as a "Late Rent Payment"), IT IS HEREBY STIPULATED by and between the Parties that
Plaintiff shall have the right to immediately apply to the Court in this Unlawful Detainer Action, on an ex parte basis upon 24-hour notice to Defendant, for entry of judgment in favor of Plaintiff and against Defendant and all parties in possession (other than any New Tenant as specified by Plaintiff), in the form attached hereto as Exhibit "A" and for the immediate issuance of a writ of possession for the Premises, and that such judgment and writ shall be thereupon immediately awarded provided that such ex parte application is accompanied by a declaration stating that a Trigger Event has occurred (subject only to Defendant's limited right to oppose Plaintiff's application if Plaintiff's application is based on certain (but not all) Trigger Events, but only to the extent expressly allowed by paragraph "6" below, which opposition, if applicable, may be considered by the Court solely for the purpose of determining whether the alleged Trigger Event in fact occurred, in which case, unless the Court actually determines that no Trigger Event occurred, then Plaintiff and Defendant hereby agree that the said judgment and writ shall be immediately awarded to Plaintiff notwithstanding any such opposition by
Defendant). Plaintiff's application for entry of judgment may be made by declaration.

     4. CURE PERIODS FOR LATE SURRENDER OF PARTICULAR PHASES OR FOR LATE RENT PAYMENT. If, and only if, the Trigger Event specified in Plaintiff's ex parte application is NOT a Late Surrender with respect to Phase III or Phase IV or Phase V of the Premises (as described and referred to in Section 3.a)(iii) of the Settlement Agreement), then Plaintiff's ex parte application hereunder may be made only after three (3) calendar days have passed (after the date any Plaintiff has given written notice to Defendant that a Trigger Event has occurred) without Defendant having fully cured such failure or refusal constituting the applicable Trigger Event (by Defendant actually having surrendered and vacated the relevant portion(s) of the Premises as so required in the case of a Late Surrender of Phase I or Phase II, or by Defendant actually having fully paid all such amounts as so required in the case of a Late Rent Payment). If the Trigger Event specified in Plaintiff's ex parte application IS a Late Surrender with respect to Phase III or Phase IV or Phase V of the Premises (as described and referred to in Section 3.a)(iii) of the Settlement Agreement) (i.e., if full surrender and vacation has not occurred by January 10,
2001), then Plaintiff's ex parte application hereunder may be made only after January 15, 2001 (without any notice being required that a Trigger Event occurred and without any further cure period).

     5. ADVICE OF COUNSEL. Plaintiff and Defendant have had the opportunity to be fully advised by counsel as to the full contents, meaning and significance of this Stipulation, and understand its terms and conditions.

     6. LIMITATION ON DEFENDANT'S RIGHT TO OPPOSE. Notwithstanding anything to the contrary herein or elsewhere, including, without limitation, any document, rule, statute, law or otherwise, Defendant shall have no right whatsoever to oppose or contest any ex parte application of Plaintiff brought hereunder or the issuance of judgment in accordance herewith except as follows: If, and only if, the Trigger Event specified in Plaintiff's ex parte application is NOT a Late Surrender with respect to Phase III or Phase IV or Phase V of the Premises (as described and referred to in Section 3.a)(iii) of the Settlement Agreement), then (without any delay of the hearing) Defendant may introduce evidence at the hearing showing that the alleged Trigger Event in fact did not occur. However, no other issue, matter, excuse, claim, offset, defense, allegation or opposition whatsoever shall be permitted at the hearing nor constitute any defense to or impairment of Plaintiff's right to immediate issuance of the attached judgment. Further, even this limited right to oppose shall be inapplicable to any ex parte application by Plaintiff if the Trigger Event alleged therein is with respect to any Late Surrender of Phase III or Phase IV or Phase V of the Premises. For purposes of clarification, the limitations in this paragraph "6" are not intended to apply and shall not apply to Defendant's (or Plaintiff's) express right to oppose the matters specified in parts "(3)" and/or "(4)" of the attached form of judgment (which matters shall only be raised or heard separately from the said hearing on Plaintiff's application brought hereunder and only at a later date than the said hearing).

     7. NO INJUNCTION. Defendant waives its right to bring any action to enjoin Plaintiff's enforcement of a judgment entered pursuant to paragraph 3 above.

     8. EXECUTION IN COUNTERPARTS. This Stipulation may be executed in counterparts, by fax or otherwise, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and when taken together with other signed counterparts, shall constitute one Stipulation, which shall be binding upon and effective as to all parties.

     9. MODIFICATION AND WAIVER. This Stipulation can only be modified or waived by a written agreement executed by the Parties hereto. No breach of any provision herein can be waived except in writing, and waiver of any one breach shall not be deemed to constitute a waiver of any other breach of the same or other provisions hereto.

     10. AUTHORITY TO SIGN/PERFORM. Any person signing this Stipulation on behalf of any entity represents and warrants that he or she is authorized by that entity to sign this Stipulation on its behalf.

                                   Plaintiff:

DATED:  October 26, 2000             ISCO-IRVINE NORTH, LTD.,  a California
                                     Limited Partnership

                                     By: /s/ Robert Cohen

                                         ----------------------------------
                                     Name: Robert Cohen

                                           --------------------------------
                                     Its: General Partner

                                          ---------------------------------



DATED:  October 26, 2000             /s/ Robert Cohen
                                     --------------------------------------
                                     ROBERT COHEN



                                   Defendant:

DATED:  October 26, 2000             GISH BIOMEDICAL, INC.,  a California
                                   Corporation

                                     By: /s/ Kelly D. Scott
                                         ---------------------------------
                                     Name: Kelly D. Scott
                                           -------------------------------
                                     Its: President and Chief Financial Officer

                                          -------------------------------------


DATED:  October 26, 2000             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.


                                     By /s/ Tony Salandra

                                        ---------------------------------------

                                     Attorneys for Plaintiffs

DATED:  October 26, 2000             STRADLING YOCCA CARLSON & RAUTH


                                     By /s/ Randall J. Sherman
                                        ---------------------------------------
                                        Attorneys for Defendants

                                    EXHIBIT A

                    Form of Judgment Pursuant to Stipulation

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
PETER J. mORT (Bar No. 102480)
ANNE K. EDWARDS (Bar No. 110424)
JAMES M. GILBERT (Bar no. 150406)
2029 Century Park East, Suite 2600
Los Angeles, California 90067
Telephone:        (310) 229-1000
Facsimile:        (310) 229-1001

Attorneys for Plaintiffs

ISCO-IRVINE NORTH, LTD., a California limited partnership and ROBERT COHEN, an individual

                    Superior COURT OF THE STATE OF CALIFORNIA

                            FOR THE COUNTY OF ORANGE

ISCO-IRVINE NORTH, LTD., a California Limited        )  Case No. 00CC06504
Partnership, and ROBERT COHEN, an individual,        )
                                                     )  JUDGMENT   PURSUANT   TO
                                                     )  STIPULATION
         Plaintiffs,                                 )
                                                     )
         vs.                                         )
GISH BIOMEDICAL, INC., a California Corporation;     )
CALIFORNIA MEDICAL LABORATORIES, INC., a California  )
corporation; SIMS PORTEX, INC., a Delaware           )
corporation; RESPIRATORY SUPPORT PRODUCTS, INC., a   )
California corporation; DAVENPORT INDUSTRIES; and    )
DOES 1 through 25, inclusive,                        )
                                                     )
         Defendants.                                 )
                                                     )
                                                     )
                                                     )
------------------------------------------------------

     In the above-entitled action, Plaintiffs ISCO-Irvine North, Ltd., and Robert Cohen and defendant Gish Biomedical Inc., having stipulated through their respective counsel, that judgment be entered in favor of Plaintiffs and against Defendant, and Plaintiffs having served a prejudgment claim of right of possession on all unnamed occupants pursuant to Code of Civ. Pro. $415.46,

     IT IS HEREBY ADJUDGED, ORDERED AND DECREED that judgment is entered as follows:

     (1) Plaintiffs shall have and recover from Defendant and all occupants in possession, the possession of the entire premises commonly known and located at 2681 Kelvin Avenue, Irvine, California ("Premises");

     (2) The Clerk of this Court is directed to issue a Writ of Possession directing the Sheriff's Office to take all legal steps necessary to remove Defendant and all other occupants in possession from the Premises (subject to Plaintiff's right to specify any other new tenant which may be entitled to remain in the Premises);

     (3) Plaintiffs may apply to the Court at a later date for an award of its attorneys' fees and costs and amend this judgment accordingly, and Defendant shall be entitled to oppose any such application.

     (4) Nothing in this judgment shall preclude or limit Plaintiffs or Defendant from also applying to the Court at a later date whether in this action or by separate action for any unpaid rent, interest, and/or other damages, and the other party shall be entitled to oppose any such application.

     IT IS FURTHER ORDERED AND DECLARED that the lease dated as of July 8, 1992, as amended by and between Plaintiffs as Lessor and Defendant as Lessee, under which the Premises was held by Defendant is forfeited and terminated (but without limitation of any of Plaintiffs' rights and remedies and/or any of Defendant's obligations pursuant to the provisions of the Lease (as amended), this order and/or applicable law, which are applicable following the termination of the Lease following the Defendant's failure to perform thereunder).

    Date: ___________                           ______________________________
                                                Judge of the Superior Court

                                    EXHIBIT F

                           JOINT NOTICE OF SETTLEMENT

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
PETER J. MORT (Bar No. 102480)
ANNE K. EDWARDS (Bar No. 110424)
2029 Century Park East, Suite 2600
Los Angeles, California 90067
Telephone:        (310) 229-1000
Facsimile:        (310) 229-1001


Attorneys for Plaintiffs

ISCO-IRVINE NORTH, LTD., a California
limited partnership and ROBERT COHEN, an individual

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                            FOR THE COUNTY OF ORANGE

ISCO-IRVINE NORTH, LTD., a California Limited        )Case No. 00CC06504
Partnership, and ROBERT COHEN, an individual,        )
                                                     )
         Plaintiffs,                                 )
                                                     )
         vs.                                         )JOINT NOTICE OF SETTLEMENT
GISH BIOMEDICAL, INC., a California Corporation;     )
CALIFORNIA MEDICAL LABORATORIES, INC., a California  )
corporation; SIMS PORTEX, INC., a Delaware           )
corporation; RESPIRATORY SUPPORT PRODUCTS, INC., a   )
California corporation; DAVENPORT INDUSTRIES; and    )
DOES 1 through 25, inclusive,                        )
                                                     )
         Defendants.                                 )
 .                                                    )
                                                     )
                                                     )
                                                     )
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                  TO THE HONORABLE ORANGE COUNTY SUPERIOR COURT

COMMISSIONER, LATIMER F. GOULD:


     Plaintiffs ISCO-Irvine North, Ltd. a California limited partnership, and Robert Cohen (collectively, "Plaintiff") and Defendant Gish Biomedical, Inc., a California corporation ("Gish"), hereby file this Joint Notice of Settlement ("Joint Notice") based on the following facts:

     1. Plaintiff and Gish have entered into a Lease Amendment, Settlement Agreement and Mutual Release (the "Settlement Agreement"), effective on or about the date hereof, and a Stipulation for Entry of Judgment ("Stipulated Judgment").

     2. Under the terms of the Settlement Agreement, certain covenants and conditions must be performed by the Plaintiff and Gish through and including January 15, 2001.

     3. In the event Gish defaults under the Settlement Agreement and such default constitutes a "Trigger Event" as defined therein, Plaintiff is entitled to move this Court, ex parte, for entry of judgment pursuant to the Stipulated Judgment, for immediate possession of the subject premises.

     4. Under the Settlement Agreement, this case will be concluded at the latest by February 10, 2001 by either (a) Plaintiff filing a Request for Entry of Dismissal with Prejudice as of the entire action, or (b) Plaintiff filing an ex parte application for entry of judgment against Gish, pursuant to the Stipulated Judgment, and a Request for Entry of Dismissal with Prejudice of the entire action as to all of the remaining defendants.

     5. By this Joint Notice, Plaintiff and Gish hereby request that the Court move this case off the unlawful detainer priority docket to a "nonactive" status for the monitoring of the parties' performance under the Settlement Agreement.

Dated:  October 26, 2000             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.



                                     By /s/ Tony Salandra

                                        -------------------------------------
                                        Attorneys for Plaintiffs

Dated: October 26, 2000              STRADLING YOCCA CARLSON & RAUTH


                                     By /s/ Randall J. Sherman
                                        --------------------------------------
                                        Attorneys for Defendants